Exhibit 10.13

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement dated as of November 7, 2016 between Global Indemnity plc, a public limited company organized under the laws of Ireland (“GI plc”) and Global Indemnity Limited, an exempted company formed with limited liability under the laws of the Cayman Islands (“GI Cayman”) and relates to the Indemnification Agreement, dated as of July 2, 2010, (the “Indemnification Agreement”), by and among United America Indemnity Ltd. (“UAI-Cayman”), and Fox Paine Capital Fund II International, L.P.

WITNESSETH:

WHEREAS, GI plc is a public company listed on The NASDAQ Global Select Market system (“NASDAQ”);

WHEREAS, GI plc will become a subsidiary of GI Cayman and GI Cayman will become a public company and GI plc will cease being a public company listed on NASDAQ pursuant to the scheme of arrangement under Irish law;

WHEREAS, Section 10 of the Indemnification Agreement provides that the Indemnification Agreement cannot be assigned without the prior written consent of the other party to the agreement;

WHEREAS, GI plc now wants to assign and delegate to GI Cayman all of its rights and obligations under the Indemnification Agreement, and GI Cayman has agreed to accept such assignment and to assume and become liable for all of the obligations of GI plc under the Indemnification Agreement;

WHEREAS, GI Cayman intends for GI plc to have no further obligations or liabilities under the Indemnification Agreement;

NOW, THEREFORE, in consideration of the premises and of the mutual agreements, covenants and provisions herein contained, the parties agree as follows:

1. GI plc hereby assigns and delegates to GI Cayman all of its rights and obligations, respectively, under the Indemnification Agreement.

2. GI Cayman hereby accepts the assignment and assumes all obligations of GI plc under the Indemnification Agreement.

3. This Assignment and Assumption Agreement will become effective on and as of the date hereof.

4. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Indemnification Agreement will remain unamended and not waived and will continue to be in full force and effect.

5. This Assignment and Assumption Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all the counterparts will together constitute one and the same instrument.

6. If any provision hereof, or the application thereof to any person or circumstance, will to any extent be invalid or unenforceable, the remaining provisions herein, or the application of such provisions to any persons or circumstances other than those to which it is held invalid or unenforceable, will not be affected thereby.

7. This Assignment and Assumption Agreement and the Indemnification Agreement represent the entire agreement of parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the parties relative to the subject matter hereof not expressly set forth or referred to herein or in the Indemnification Agreement.

8. THIS ASSIGNMENT AND ASSUMPTION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS ASSIGNMENT AND ASSUMPTION AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE.

9. The parties hereby agree and acknowledge that any obligations or duties of GI plc pursuant to the Indemnification Agreement are hereby terminated in their entirety and that GI plc is an express third party beneficiary to this Assignment and Assumption Agreement. Despite anything to the contrary in this Assignment and Assumption Agreement or the Indemnification Agreement, GI Cayman and the parties to the Indemnification Agreement release and forever discharge GI plc, as well as its shareholders, directors, officers, employees, agents and representatives, from all further obligations arising under this Assignment and Assumption Agreement and the Indemnification Agreement, and from all manner of actions, causes of action, suits, debts, damages, expenses, claims and demands whatsoever that GI Cayman has or may have against any of the foregoing persons, arising out of or in any way connected to performance under this Assignment and Assumption Agreement or the Indemnification Agreement on and after the date hereof. For avoidance of doubt, nothing herein affects any rights, liabilities, or obligations of GI Cayman or GI plc due to be performed before the date hereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have duly executed or caused to be duly executed this Assignment and Assumption Agreement as of the date first above written.

Given under the Common Seal of
GLOBAL INDEMNITY PLC

By:	/s/ Thomas M. McGeehan
Name: Thomas M. McGeehan
Title: Chief Financial Officer

GLOBAL INDEMNITY LIMITED

By:	/s/ Thomas M. McGeehan
Name: Thomas M. McGeehan
Title: Chief Financial Officer

FOX PAINE CAPITAL FUND II INTERNATIONAL L.P.,
acting by FP International LPH, L.P., its General Partner, acting by Fox Paine International GP, Ltd., its General Partner

By:	/s/ Saul A. Fox
Name: Saul A. Fox
Title: Director